EXHIBIT 99.1

YARDVILLE NATIONAL BANCORP
Press Release

FOR IMMEDIATE RELEASE
For further information, contact:	F. Kevin Tylus
President and Chief Operating Officer
(609) 631-6196
or consult Investor Relations on YNB’s website: www.ynb.com

YNB ANNOUNCES POSTPONEMENT OF ANNUAL MEETING,
SETTLEMENT OF SEIDMAN LITIGATION AND
AGREEMENT TO MERGE INTO PNC

Hamilton, NJ, June 14, 2007   Yardville National Bancorp (NASDAQ: YANB) announced today that on June 13, 2007, the Superior Court of New Jersey vacated a previously issued order requiring YNB to hold its annual meeting of shareholders on July 12, 2007.  This action clears the way for YNB to submit its proposed merger with The PNC Financial Services Group, Inc. (NYSE: PNC) to YNB’s shareholders at a special meeting to be held later in the year.

The court’s action was taken pursuant to a consent order that YNB, Lawrence B. Seidman and certain related parties submitted as a result of a settlement agreement reached on June 6, 2007.  According to the terms of the settlement agreement, should the merger with PNC not be completed, the YNB board of directors will nominate a slate of director nominees agreed to by YNB and Seidman to be elected at an annual meeting. Seidman has agreed to vote his shares in favor of those director nominees.  In addition, if that annual meeting is held, YNB will submit a proposal to its shareholders to declassify its board of directors. YNB has also agreed to pay Seidman the previously awarded sum of $100,053.06 and the parties agreed to resolve all other matters pending on appeal.

Last week, it was announced that YNB, a $2.68 billion financial services company headquartered in Mercer County, New Jersey, had entered into an agreement to be acquired by PNC for stock and cash.  Based on PNC’s closing NYSE stock price of $71.84 on June 6, 2007, the date of the agreement, the total merger consideration would be valued at approximately $403 million, or approximately $35 per share of YNB’s common stock.  PNC is one of the nation’s largest diversified financial services organizations, providing retail and business banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management; asset management; and global fund services.

With completion of this transaction, PNC will add YNB’s $2 billion in deposits and 33 branches to its $123 billion in assets at March 31, 2007, enabling PNC to become number one in deposit share in the affluent and growing counties of Mercer, Hunterdon, and Somerset. These counties have three of the highest median household incomes in the United States.

In 2006, PNC ranked highest in the J.D. Power and Associates inaugural study of customer satisfaction with small business banking. Its Corporate and Institutional Banking business won Principal of the Year and Deal of the Year at the 2006 Middle Market Financing Awards, and Working Mother magazine has ranked PNC one of the top 100 companies for working mothers five times. PNC delivered a 24 percent return to shareholders last year.

While the terms are subject to adjustment, the consideration each YNB shareholder will receive is equivalent to .2923 shares of PNC common stock and $14 in cash per share of YNB common stock. YNB shareholders will be entitled to elect to receive the merger consideration in shares of PNC common stock or in cash, subject to proration if either cash or stock is oversubscribed. The actual value of the purchase consideration to be paid upon closing to each YNB shareholder will depend on the average PNC stock price shortly prior to the completion of the merger.

The acquisition is expected to close early in the fourth quarter of 2007, subject to regulatory approvals and approval by YNB’s shareholders. The Boards of Directors of both companies have unanimously approved the proposed transaction. Under the agreement, YNB will merge into PNC, and conversion is planned for the first half of 2008.

Patrick M. Ryan, YNB’s Chief Executive Officer for the past fifteen years, has agreed to serve as a consultant for one year after the closing to assist in the transition of customers and employees.  F. Kevin Tylus, YNB’s President and Chief Operating Officer, who joined the bank’s executive management team almost three years ago, will become a Regional President for PNC Bank, N.A., covering Mercer, Hunterdon and part of Somerset County. He will serve as the lead executive from YNB on the joint merger integration team.

Since 1925, YNB has served individuals and small-to mid-sized businesses in the dynamic New York City-Philadelphia corridor. At March 31, 2007, YNB had $2.68 billion in assets and a network of 33 branches in Mercer, Hunterdon, Somerset, Middlesex, Burlington, and Ocean counties in New Jersey and Bucks County in Pennsylvania.  Headquartered in Mercer County, YNB emphasizes commercial lending and offers a broad range of lending, deposit and other financial products and services.

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Cautionary Statement Regarding Forward-Looking Statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to: adverse changes in our loan quality and the resulting credit risk-related losses and expenses; levels of our loan origination volume; the results of our efforts to implement our retail strategy and attract core deposits; compliance with laws and regulatory requirements, including our formal agreement with the Office of the Comptroller of the Currency, and compliance with NASDAQ standards; interest rate changes and other economic conditions; proxy contests and litigation; continued relationships with major customers; competition in product offerings and product pricing; adverse changes in the economy that could increase credit-related losses and expenses; adverse changes in the market price of our common stock; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, as well as other risks and uncertainties detailed from time to time in statements made by our management. YNB assumes no obligation to update or supplement forward- looking statements except as may be required by applicable law or regulation.

Additional Information About The Merger

PNC and YNB will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/ PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by PNC will be available free of charge from PNC by calling Shareholder Relations at (800) 843-2206. Documents filed with the SEC by YNB will be available free of charge from YNB by writing to Howard N. Hall, Assistant Treasurer’s Office, 2465 Kuser Road, Hamilton, NJ 08690 or by calling (609) 631-6223.

The directors, executive officers, and certain other members of management and employees of YNB are participants in the solicitation of proxies in favor of the merger from the shareholders of YNB. Information about the directors and executive officers of YNB is set forth in its Annual Report on Form 10-K filed on March 30, 2007 for the year ended December 31, 2006, as amended by the Form 10-K/A filed on May 10, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.